UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 2, 2015
Date of Report
(Date of earliest event reported)

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8929 (Commission File Number)	94-1369354 (IRS Employer Identification No.)

551 Fifth Avenue, Suite 300

New York, New York

10176
(Address of principal executive offices, including zip code)

(212) 297-0200

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2015, the Company announced that Tracy K. Price is leaving the Company. Effective immediately, Mr. Price’s responsibilities are being transferred to other current officers of the Company. Mr. Price is expected to remain an employee of the Company for a transition period. Following his departure, Mr. Price will be eligible to receive separation benefits consistent with his employment agreement and the terms of his equity award agreements, as previously disclosed by the Company, subject to signing a release of claims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

By:	/s/ Sarah H. McConnell
Name:	Sarah H. McConnell
Title:	Executive Vice President and General Counsel

Dated:  September 4, 2015